Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-80080, No. 33-
81844, No. 333-03524 and No. 333-40229) of our report dated
March 1, 1999 appearing on page F-1 of Hollywood
Entertainment Corporation's Annual Report on Form 10-K for the year December 31, 1998.


PricewaterhouseCoppers LLP
Portland, Oregon
March 2, 2000